UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2008

Kosan Biosciences Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2008, Kosan Biosciences Incorporated (the “Company”) granted restricted stock unit awards (“RSUs”) to certain of the Company’s officers, including the Company’s “named executive officers” (as defined under applicable securities laws), under the Company’s 2006 Equity Incentive Plan (the “Plan”), which grants were approved by the Board of Directors of the Company (the “Board”) and the Compensation Committee of the Board. The RSUs were granted to such officers in consideration of their services to the Company. The RSUs are evidenced by a Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement (together, the “RSU Agreement”), which, together with the Plan, set forth the terms and conditions of the RSUs.

Under the Plan and the applicable RSU Agreement, each RSU represents a nontransferable right to receive one share of the Company’s Common Stock (subject to adjustment for certain specified changes in the capital structure of the Company). In the event that one or more RSUs vest, the Company will deliver one share of the Company’s Common Stock for each RSU that has vested. The RSUs will vest, if at all, upon meeting certain performance-based and time-based vesting conditions, provided that vesting will cease upon termination of service as an employee of the Company for any reason. In the event of certain specified change in control events involving the Company, the portion of the RSUs subject to performance-based vesting will vest in full upon the effective date of the change in control, and the portion of the RSUs subject to time-based vesting will vest in full if employment terminates either within 12 months following or one month prior to the effective date of the change in control due to an involuntary termination without cause (as defined in the RSU Agreement). The number of RSUs granted to the Company’s “named executive officers” on January 2, 2008 are set forth in the table below, along with a brief description of the performance-based and time-based vesting conditions applicable to such RSUs.

	Number of RSUs
Named Executive Officer	Performance-Based Vesting(1)	Time-Based Vesting(2)
Robert G. Johnson, Jr., M.D., Ph.D. President and Chief Executive Officer	34,051	34,052
Gary S. Titus Senior Vice President and Chief Financial Officer	16,100	16,100
Peter J. Licari, Ph.D. Senior Vice President, Manufacturing and Operations	16,100	16,100
Pieter B.M.W.M. Timmermans, Ph.D. Senior Vice President, Drug Discovery and Preclinical Research	16,100	16,100

(1)

The RSUs set forth in this column will vest, if at all, if the named executive officer remains an employee of the Company through December 31, 2008 and the Company has entered into a written agreement on or before a specified date with a pharmaceutical or biotechnology company for the development and commercialization of a Company-developed Hsp90 inhibitor and/or epothilone product, provided such agreement includes certain minimum financial terms.

(2)

50% of the number of RSUs set forth in this column will vest, if at all, if the named executive officer remains an employee of the Company through December 31, 2009, and the remaining 50% of the number of RSUs set forth in this column will vest, if at all, if the named executive officer remains an employee of the Company through December 31, 2010.

The foregoing is only a brief description of the material terms of the RSUs, does not purport to be complete and is qualified in its entirety by reference to the Plan and the applicable form of RSU Agreement under the Plan. A copy of the Plan was filed as Exhibit 10.36 to the Company’s Current Report on Form 8-K, filed with the SEC on June 1, 2006, and the forms of RSU Agreement under the Plan will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Each of our named executive officers have signed a Change in Control and Severance Benefit Agreement, which, among other benefits, provides for the lapse of any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to any stock award granted to the executive officer if at any time within one month prior to, or 18 months following, a Change in Control (as defined in the Change in Control and Severance Benefit Agreement), the executive officer’s employment with us is terminated by means of either a Constructive Termination or an Involuntary Termination Without Cause (as such terms are defined in the Change in Control and Severance Benefit Agreement which was filed as Exhibit 10.29 to the Company’s Form 10-K for the year ended December 31, 2005, filed with the SEC on February 15, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kosan Biosciences Incorporated

Dated: January 3, 2008	By:	/s/ Gary S. Titus
Gary S. Titus Senior Vice President and Chief Financial Officer